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                                   EXHIBIT 11

                    NACCO INDUSTRIES, INC. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE



                                                                                        Year Ended December 31
                                                                            ------------------------------------------------
                                                                            1994                  1993                  1992
                                                                            ----                  ----                  ----
                                                                              (Amounts in thousands except per share data)
         Income (loss):
         -------------
           Income before extraordinary charge                            $     45,272          $     11,593           $    22,868
           Extraordinary charge, net-of-tax                                    (3,218)               (3,292)             (110,000)
                                                                         ------------          ------------           -----------
           Net income (loss)                                             $     42,054          $      8,301           $   (87,132)
                                                                         ============          ============           ===========


         Per share amounts reported
         to stockholders - Note 1
         -----------------------
           Income before extraordinary charge                            $       5.06           $      1.30            $     2.57
           Extraordinary charge, net-of-tax                                      (.36)                 (.37)               (12.37)
                                                                         ------------           -----------            ----------
           Net income (loss)                                             $       4.70           $       .93            $    (9.80)
                                                                         ============           ===========            ==========


         Primary:
         -------
           Weighted average shares outstanding                                  8,948                 8,938                 8,891
           Dilutive stock options - Note 2                                         12                    15                    33
                                                                         ------------          ------------           -----------
                 Totals                                                         8,960                 8,953                 8,924
                                                                         ============          ============           ===========


           Per share amounts
                 Income before extraordinary charge                      $       5.05           $      1.30            $     2.56
                 Extraordinary charge, net-of-tax                                (.35)                 (.37)               (12.32)
                                                                         ------------           -----------            ----------
                 Net income (loss)                                       $       4.70           $       .93            $    (9.76)
                                                                         ============           ===========            ==========


         Fully diluted:
         -------------
           Weighted average shares outstanding                                  8,948                 8,938                 8,891
           Dilutive stock options - Note 2                                          9                    17                    37
                                                                         ------------          ------------           -----------
                 Totals                                                         8,957                 8,955                 8,928
                                                                         ============          ============           ===========


           Per share amounts
                 Income before extraordinary charge                      $       5.05          $       1.30           $      2.56
                 Extraordinary charge, net-of-tax                                (.35)                 (.37)               (12.32)
                                                                         ------------          ------------           -----------
                 Net income (loss)                                       $       4.70          $        .93           $     (9.76)
                                                                         ============          ============           ===========

Note 1 - Per share earnings have been computed and reported to the stockholders pursuant to APB Opinion No. 15, which provides that "any reduction of less than 3% in the aggregate need not be considered as dilution in the computation and presentation of earnings per share data."


Note 2 - Dilutive stock options are calculated based on the treasury stock method. For primary per share earnings the average market price is used. For fully diluted per share earnings the year-end market price, if higher than the average market price, is used.
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